Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Preliminary Results for Quarter Ended June 30, 2022 and
Projects Positive Net Cash Flow in 12 Months

Second Quarter Revenue of $2.9 Million, Year-Over-Year Increase of 27%;
Number of Active Customer Sites Climbs 21% Year-Over-Year

SOUTH ORANGE, NJ, July 6, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced preliminary revenue results for the second quarter ended June 30, 2022.

Net revenue for the quarter ended June 30, 2022 is expected to be approximately $2.9 million, a year-over-year increase of 27%. In addition, the number of customer sites that have purchased from Nephros during the trailing 12 months, which Nephros refers to as Active Customer Sites (“ACS”), increased to 1,349, compared to 1,117 one year ago, an increase of 232 sites, or 21%.

“We are very pleased with our revenue growth in the second quarter,” said Andy Astor, President and Chief Executive Officer. “Coupled with the leading indicators of ACS growth and a strong sales opportunity pipeline, we are optimistic for continued strong revenue growth.”

Mr. Astor continued, “During the second quarter, we also established a broad expense management plan, including headcount reductions, facility consolidations, and other cost controls. We expect that these expense reductions, in combination with anticipated revenue growth, will yield positive net cash flow within the next 12 months.”

Nephros ended the second quarter with approximately $4.2 million in cash on a consolidated basis.

The company will announce its second-quarter results on Wednesday, August 10, 2022 after market close, and host a conference call that same day at 4:30 PM ET.

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management.

For more information about Nephros, please visit nephros.com.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by such law. These forward-looking statements are subject to various risks and uncertainties. Such statements include statements regarding the following: Nephros’s expected revenue for the quarter ended June 30, 2022, as well as its expected future revenue, net cash flow and other financial performance for 2022 and beyond; expected growth in revenue and customer demand attributable to Nephros’s investments in its sales and marketing infrastructure; the effect of recent cost reduction measures on Nephros’s future net cash flow; statements regarding Nephros’s water filtration business achieving positive net cash flow and the timing thereof; and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, changes in business, economic and competitive conditions, Nephros’s ability to obtain market acceptance of its products, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms. These and other risks and uncertainties are detailed in Nephros’s most recent Annual Report on Form 10-K and such other reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release to reflect subsequent events or circumstances.

Investor Relations Contacts:

Kirin Smith, President
PCG Advisory, Inc.
(646) 823-8656
ksmith@pcgadvisory.com

Andy Astor, CEO
Nephros, Inc.
(201) 345-0824
andy.astor@nephros.com

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